WELLS FARGO STUDENT LOAN TRUST 20__-_

ADMINISTRATION AGREEMENT

Dated as of __________, 20__

Among

WELLS FARGO STUDENT LOANS RECEIVABLES I, LLC,
as Depositor,

WELLS FARGO STUDENT LOAN TRUST 20__-_,
as Issuer,

WELLS FARGO BANK, N.A.,
as Servicer and Administrator,

and

[INDENTURE TRUSTEE],

as Indenture Trustee

TABLE OF CONTENTS

ARTICLE I

2

Section 1.1

Definitions and Usage

2

Section 1.2

Legal Construction.

2

ARTICLE II

2

Section 2.1

Duties with Respect to the Indenture

2

Section 2.2

Duties with Respect to the Issuer.

5

Section 2.3

Establishment of Trust Accounts.

6

Section 2.4

Collection Account.

8

Section 2.5

Application of Collections

9

Section 2.6

Additional Deposits

9

Section 2.7

Distributions.

10

Section 2.8

Priority of Distributions.

11

Section 2.9

Reserve Account

12

Section 2.10

Investment Earnings; Other Trust Accounts.

14

Section 2.11

Statements to the Holder of the Trust Certificate and Noteholders

15

Section 2.12

Non-Ministerial Matters

16

Section 2.13

Exceptions

16

Section 2.14

Compensation

17

Section 2.15

Servicer and Administrator Expenses

17

Section 2.16

Appointment of Subadministrator

17

ARTICLE III

17

Section 3.1

Administrator’s Certificate; Servicer’s Report.

17

Section 3.2

Annual Statement as to Compliance; Notice of Default; Financial Statements.

18

Section 3.3

Annual Independent Certified Public Accountants’ Report

19

ARTICLE IV

19

Section 4.1

Representations of Administrator

19

Section 4.2

Liability of Administrator; Indemnities

22

Section 4.3

Merger or Consolidation of, or Assumption of the Obligations of, Administrator

23

Section 4.4

Limitation on Liability of Administrator and Others

23

Section 4.5

Administrator May Own Trust Certificates or Notes

24

Section 4.6

Wells Fargo Bank, N.A. Not to Resign as Administrator

24

Section 4.7

Privacy and Security Provisions

25

ARTICLE V

25

Section 5.1

Administrator Default

25

Section 5.2

Appointment of Successor.

26

Section 5.3

Notification to Noteholders and the Holder of the Trust Certificate

27

Section 5.4

Waiver of Past Defaults

27

ARTICLE VI

28

Section 6.1

Termination.

28

ARTICLE VII

29

Section 7.1

Protection of Interests in Trust.

29

ARTICLE VIII

31

Section 8.1

Independence of the Administrator

31

Section 8.2

No Joint Venture

31

Section 8.3

Other Activities of Administrator

31

Section 8.4

Powers of Attorney

31

Section 8.5

Amendment

32

Section 8.6

Assignment

33

Section 8.7

Limitations on Rights of Others

33

Section 8.8

Assignment to Indenture Trustee

33

Section 8.9

Nonpetition Covenants.

34

Section 8.10

Limitation of Liability of Owner Trustee and Indenture Trustee.

34

Section 8.11

Governing Law

35

Section 8.12

Titles Not to Affect Interpretation

35

Section 8.13

Counterparts

35

Section 8.14

Entire Agreement; Severability

35

Section 8.15

Trust Certificate

35

Section 8.16

Force Majeure

35

Section 8.17

Indulgences Not Waivers

35

Section 8.18

Nonliability of Directors, Officers and Employees of Servicer, the

Owner Trustee, the Indenture Trustee and the Administrator

36

ARTICLE IX

36

Section 9.1

Regulation AB Compliance; Intent of the Parties; Reasonableness

36

Section 9.2

Reporting Requirements.

36

Section 9.3

Auditor's Opinion; Other Annual Reports and Exchange Act Reporting

37

ADMINISTRATION AGREEMENT

Wells Fargo Student Loan Trust 20__-_ Administration Agreement, dated as of __________, 20__ (this “Agreement”), among Wells Fargo Student Loans Receivables I, LLC (the “Depositor”), Wells Fargo Student Loan Trust 20__-_, as Issuer (the “Issuer”), [INDENTURE TRUSTEE], not in its individual capacity but solely in its capacity as indenture trustee (in such capacity, the “Indenture Trustee”), Wells Fargo Bank, N.A., not in its individual capacity but solely in its capacity as servicer (in such capacity, the “Servicer”), and Wells Fargo Bank, N.A., not in its individual capacity but solely in its capacity as administrator (in such capacity, the “Administrator”).

RECITALS

WHEREAS, the Issuer is issuing (i) ________ classes of its Student Loan-Backed Notes (collectively, the “Notes”) pursuant to an Indenture, dated as of __________, 20__ (the “Indenture”), among the Issuer, the Indenture Trustee and [ELIGIBLE LENDER TRUSTEE], not in its individual capacity but solely in its capacity as eligible lender trustee on behalf of the Issuer (in such capacity, the “Eligible Lender Trustee”) and (ii) a Trust Certificate (the “Trust Certificate”) pursuant to the Trust Agreement, dated as of __________, 20__ between the Depositor and [OWNER TRUSTEE], as owner trustee (the “Owner Trustee”), pursuant to which the Issuer was established on __________, 20__, as amended and restated by the Amended and Restated Trust Agreement, dated as of __________, 20__ (the “Trust Agreement”), between the Depositor and the Owner Trustee;

WHEREAS, the Issuer has entered into certain agreements in connection with the issuance of the Notes and the Trust Certificate, including, inter alia, the Trust Agreement, the Servicing Agreement, the Sale Agreement, the Eligible Lender Trust Agreement (Issuer) and the Indenture;

WHEREAS, pursuant to certain Basic Documents and the Eligible Lender Trust Agreement (Issuer), the Issuer is required to perform certain duties in connection with (a) the Notes and the Collateral therefor pledged pursuant to the Indenture and (b) the Trust Certificate;

WHEREAS, the Issuer desires to have the Administrator and the Servicer perform certain of the duties of the Issuer referred to in the preceding clause, and to provide such additional services consistent with the terms of this Agreement, the other Basic Documents and the Eligible Lender Trust Agreement (Issuer) as the Issuer may from time to time request; and

WHEREAS, the Administrator and the Servicer have the capacity to provide the services required hereby and are willing to perform such services for the Issuer on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Depositor, the Issuer, the Indenture Trustee, the Servicer, and the Administrator, hereby agree as follows:

ARTICLE I

Section 1.1

Definitions and Usage.  Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A to the Indenture, which also contains rules as to usage that shall be applicable herein.

Section 1.2

Legal Construction.

(a)

Compliance with Applicable Law. The obligations of the Administrator pursuant to this Agreement shall at all times be performed in compliance with all applicable laws.

(b)

Potential Conflict. If any obligation of the Administrator pursuant to this Agreement shall give rise to a potential conflict with applicable law, such obligation shall be construed so as to (a) comply with all applicable laws and (b) effectuate with respect to such obligations, to the fullest extent permitted by law, the intention of the parties hereto as expressed in this Agreement.

(c)

Consistent Legal Compliance. The fact that certain provisions of this Agreement contain language which expressly requires compliance with all applicable laws, shall not give rise to an implication that other provisions, which do not expressly include such language, operate in derogation of the requirement for such legal compliance.

(d)

Construction of Provisions.  Although certain provisions of this Agreement contain express language which precludes the Administrator's recovery of, or reimbursement for, expenses incurred hereunder, no inference to the contrary shall be drawn from absence of such, or similar, language in any other provision hereof regarding expenses.

ARTICLE II

Section 2.1

Duties with Respect to the Indenture.  The Administrator agrees to consult with the Owner Trustee regarding the duties of the Issuer under the Indenture and the Depository Agreement.  The Administrator shall monitor the performance of the Issuer and shall advise the Owner Trustee when action is necessary to comply with the Issuer’s duties under the Indenture and the Depository Agreement.  The Administrator shall prepare for execution by the Issuer or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Indenture and the Depository Agreement.  In furtherance of the foregoing, the Administrator shall take the actions with respect to the following matters that it is the duty of the Issuer or the Indenture Trustee to take pursuant to the Indenture:

(a)

[preparing or obtaining the documents and instruments required for authentication of the Notes and delivering the same to the Indenture Trustee (Section 2.2 of the Indenture);]

(b)

[preparing, obtaining or filing the instruments, opinions and certificates and other documents required for the release of Collateral (Section 2.9 of the Indenture);]

(c)

[obtaining and preserving the Issuer’s qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Indenture, the Notes, the Collateral and each other instrument and agreement included in the Indenture Trust Estate (Section 3.4 of the Indenture);]

(d)

[preparing all supplements, amendments, financing statements, continuation statements, instruments of further assurance and other instruments, in accordance with Section 3.5 of the Indenture, necessary to protect the Indenture Trust Estate (Section 3.5 of the Indenture);]

(e)

[delivering, on behalf of the Issuer, the Opinion of Counsel on the Closing Date and the annual delivery of Opinions of Counsel, in accordance with Section 3.6 of the Indenture, as to the Indenture Trust Estate, and the annual delivery of the Officers’ Certificate of the Issuer and certain other statements, in accordance with Section 3.9 of the Indenture, as to compliance with the Indenture (Sections 3.6 and 3.9 of the Indenture);]

(f)

[in the event of a Servicer Default, the taking of all reasonable steps available to enforce the Issuer’s rights under the Basic Documents in respect of such Servicer Default (Section 3.7(d) of the Indenture);]

(g)

[monitoring the Issuer’s obligations as to the satisfaction and discharge of the Indenture and preparing an Officers’ Certificate of the Issuer and obtaining of the Opinion of Counsel and the Independent Certificate relating thereto (Section 4.1 of the Indenture);]

(h)

[selling of the Indenture Trust Estate in a commercially reasonable manner if an Event of Default resulting in a non-rescindable, non-waivable acceleration of the Notes has occurred and is continuing (Section 5.4 of the Indenture);]

(i)

[preparing and, after execution by the Issuer, the Administrator or the Servicer as required, filing with the Commission, any applicable State agencies and the Indenture Trustee documents required to be filed on a periodic basis with, and summaries thereof as may be required by rules and regulations prescribed by, the Commission and any applicable State agencies (Section 7.3 of the Indenture);]

(j)

[opening one or more accounts in the Issuer’s name, preparing Issuer Orders and Officers’ Certificates of the Issuer, obtaining the Opinions of Counsel and all other actions necessary with respect to investment and reinvestment of funds in the Trust Accounts (Sections 8.2 and 8.3 of the Indenture);]

(k)

[preparing an Issuer Request and Officers’ Certificate of the Issuer and obtaining an Opinion of Counsel and Independent Certificates, if necessary, for the release of the Indenture Trust Estate (Sections 8.4 and 8.5 of the Indenture);]

(l)

[preparing Issuer Orders and obtaining Opinions of Counsel with respect to the execution of supplemental indentures (Sections 9.1, 9.2 and 9.3 of the Indenture);]

(m)

[preparing and obtaining the documents and instruments required for the execution and authentication of new Notes conforming to any supplemental indenture and delivering of the same to the Owner Trustee and the Indenture Trustee, respectively (Sections 2.2 and 9.6 of the Indenture);]

(n)

[preparing all Officers’ Certificates of the Issuer and obtaining any Independent Certificates and/or Opinions of Counsel with respect to any requests by the Issuer to the Indenture Trustee to take any action under the Indenture (Section 11.1(a) of the Indenture);]

(o)

[preparing and delivering of the Officers’ Certificates of the Issuer and obtaining any Independent Certificates, if necessary, for the release of property from the lien of the Indenture (Section 11.1(b) of the Indenture);]

(p)

[preparing and delivering to Noteholders and the Indenture Trustee any agreements with respect to alternate payment and notice provisions (Section 11.6 of the Indenture);]

(q)

[recording the Indenture, if applicable (Section 11.15 of the Indenture);]

(r)

[calculating on each Distribution Date, as applicable, the Principal Distribution Amount and any applicable Specified Reserve Account Balance;]

(s)

[calculating on or before each Distribution Date, as applicable, any amounts to be deposited in, or withdrawn from, each Trust Account;]

(t)

[from time to time during the Consolidation Loan Add-On Period, assisting the Servicer in the preparation and execution of any required documentation evidencing the transfer of any Add-On Consolidation Loans to the Trust and, to the extent not otherwise performed by the Servicer, instructing the Indenture Trustee to withdraw funds from the Add-On Consolidation Loan Account to be used for the funding of the related Add-On Consolidation Loans;]

(u)

[on the Business Day immediately following the end of the Consolidation Loan Add-On Period, instructing the Indenture Trustee to transfer all sums remaining on deposit in the Add-On Consolidation Loan Account to the Collection Account; and]

(v)

[from time to time, directing the Owner Trustee, not in its individual capacity, but solely on behalf of the Issuer, to enter into one or more agreements representing Eligible Repurchase Obligations, with an Eligible Repo Counterparty.]

Section 2.2

Duties with Respect to the Issuer.

(a)

In addition to the duties of the Administrator set forth above and in the other Basic Documents, the Administrator shall perform the duties and obligations of the Issuer under the Basic Documents and shall perform such calculations, including calculating on each LIBOR Determination Date the applicable rate of interest for the applicable Accrual Period, and shall prepare for execution by the Issuer or the Owner Trustee or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates, opinions and notices as it shall be the duty of the Issuer, the Owner Trustee or the Administrator to prepare, file or deliver pursuant to the Basic Documents and the Eligible Lender Trust Agreement (Issuer), and at the request of the Owner Trustee shall take all appropriate action that it is the duty of the Issuer to take pursuant to the Basic Documents and the Eligible Lender Trust Agreement (Issuer).  Subject to Section 8.1 below, and in accordance with the directions of the Owner Trustee, the Administrator shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Basic Documents and the Eligible Lender Trust Agreement (Issuer)) as are not covered by any of the foregoing provisions and as are expressly requested by the Owner Trustee and are reasonably within the capability of the Administrator.  The Servicer, on behalf of the Issuer, shall calculate and pay any rebates properly payable to the Department.

(b)

The Administrator shall perform the duties of the Administrator set forth in Section 6.04 of the Trust Agreement and the Administrator shall be entitled to hire an Independent accounting firm to perform the duties described therein, the reasonable fees and expenses of which shall be paid by the Depositor or the holder Trust Certificate, if not then held by the Depositor.

(c)

The Administrator shall perform any other duties expressly required to be performed by the Administrator under the Trust Agreement and the other Basic Documents.

(d)

The Administrator shall be responsible for preparing and delivering, on behalf of the Issuer, (i) all notices required by any Clearing Agency or stock exchange upon which the Notes are then listed and (ii) any information required to effectuate the listing of the Notes on a stock exchange of international standing and, if applicable, the transfer of the listing of the Notes to an alternative stock exchange of international standing.

(e)

In carrying out the foregoing duties or any of its other obligations under this Agreement, the Administrator may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be, in the Administrator’s opinion, no less favorable to the Issuer than would be available from unaffiliated parties.

(f)

The Owner Trustee, on behalf of the Issuer, hereby grants a power of attorney and all necessary authorization to the Administrator to submit and file with the Commission any Form 15 or similar document required by the Commission to suspend the Trust’s duty to file reports under Sections 13 and 15(d) of the Exchange Act.

Section 2.3

Establishment of Trust Accounts.

(a)

On or prior to the Closing Date and at such other times as specified herein, the Administrator shall establish the following Eligible Deposit Accounts as more fully described below:

(i)

  a “Collection Account”;

(ii)

  a “Reserve Account”;

(iii)

  a “Capitalized Interest Account”; and

(iv)

  an “Add-On Consolidation Loan Account.”

(b)

Funds on deposit in each account specified in Section 2.3(a) above (collectively, the “Trust Accounts”) shall be invested by the Administrator (or any custodian or designated agent with respect to any amounts on deposit in such accounts) in Eligible Investments (including Eligible Investments of the Administrator); provided, however, it is understood and agreed that the Administrator shall not be liable for the selection of, or any loss arising from such investment in, Eligible Investments.  All such Eligible Investments shall be held by (or by any custodian on behalf of) the Administrator for the benefit of the Issuer; provided, that on or before the Business Day preceding each Distribution Date, all interest and other investment income (net of losses and investment expenses) on funds on deposit in each Trust Account shall be deposited into the Collection Account and shall be included in the Available Funds for such Distribution Date.

Other than as described in the following proviso or as otherwise permitted by the Rating Agencies, funds on deposit in the Trust Accounts shall only be invested in Eligible Investments that will mature so that such funds will be available at the close of business on the Business Day preceding the following Monthly Servicing Payment Date (to the extent necessary to pay the Primary Servicing Fee payable on such date) or the following Distribution Date (or on or before that Distribution Date or Monthly Servicing Payment Date in the case of amounts in money market accounts) or on such Business Day as necessary to reimburse the Servicer pursuant to Section 2.7(d); provided, that all funds on deposit in the Add-On Consolidation Loan Account shall be invested only in Eligible Investments that are demand deposits or are overnight investments.   Funds deposited in a Trust Account on a Business Day which immediately precedes a Monthly Servicing Payment Date or Distribution Date upon the maturity of any Eligible Investments are not required to be invested overnight.

(c)

The Depositor and the Issuer pledged to the Indenture Trustee all of their respective right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof (including all income thereon) and all such funds, investments, proceeds and income shall be part of the Trust Estate.  Subject to the Administrator’s power to instruct the Indenture Trustee pursuant to Section 2.3(b) above and Section 2.3(e) below, the Trust Accounts shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders and the Issuer.  If, at any time, any Trust Account ceases to be an Eligible Deposit Account, the Indenture Trustee (or the Administrator on its behalf) agrees, by its acceptance hereto, that it shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Trust Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Trust Account.  In connection with the foregoing, the Administrator agrees that, in the event that any of the Trust Accounts are not accounts with the Indenture Trustee, the Administrator shall notify the Indenture Trustee in writing promptly upon any of such Trust Accounts ceasing to be an Eligible Deposit Account.

(d)

With respect to the Trust Account Property, the Indenture Trustee agrees, by its acceptance hereof, that:

(i)

any Trust Account Property that is held in deposit accounts shall be held solely in Eligible Deposit Accounts, subject to the last sentence of Section 2.3(c) and, subject to Section 2.3(b), each such Eligible Deposit Account shall be subject to the exclusive custody and control of the Administrator on behalf of the Indenture Trustee, and the Indenture Trustee and the Paying Agent shall have sole signature authority with respect thereto;

(ii)

any Trust Account Property that constitutes Physical Property shall be Delivered to the Indenture Trustee in accordance with paragraph (a) of the definition of “Delivery” and shall be held, pending maturity or disposition, solely by the Indenture Trustee or a securities intermediary (as such term is defined in Section 8-102(414) of the UCC) acting solely for the Indenture Trustee;

(iii)

any Trust Account Property that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations shall be Delivered in accordance with paragraph (b) of the definition of “Delivery” and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continuous book-entry registration of such Trust Account Property as described in such paragraph; and

(iv)

any Trust Account Property that is an “uncertificated security” under Article 8 of the UCC and that is not governed by clause (iii) above shall be Delivered to the Indenture Trustee in accordance with paragraph (c) of the definition of “Delivery” and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued registration of the Indenture Trustee’s (or its nominee’s) ownership of such security.

Notwithstanding anything to the contrary set forth in this Section 2.3(d), the Administrator shall have no liability or obligation in respect of any failed Delivery, as contemplated herein, other than with respect to a Delivery which fails as a result of any action or inaction on behalf of the Indenture Trustee.

(e)

The Administrator shall have the power, revocable for cause or upon the occurrence and during the continuance of an Administrator Default by the Indenture Trustee or by the Owner Trustee with the consent of the Indenture Trustee, to instruct the Indenture Trustee to make withdrawals and payments from the Trust Accounts for the purpose of permitting the Servicer, the Administrator or the Owner Trustee to carry out its respective duties hereunder or permitting the Indenture Trustee to carry out its duties under the Indenture.

(f)

On or prior to the Closing Date, the Administrator, for the benefit of the Noteholders and the Trust, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the “Collection Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Trust.  The Collection Account will initially be established as a segregated trust account in the name of the Indenture Trustee with the corporate trust department of Wells Fargo Bank, N.A..  On the Closing Date, the Administrator shall cause the Trust to deposit the Collection Account Initial Deposit into the Collection Account.

(g)

On or prior to the Closing Date, the Administrator, for the benefit of the Noteholders and the Trust, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the “Reserve Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Trust.  The Reserve Account will initially be established as a segregated trust account in the name of the Indenture Trustee with the corporate trust department of Wells Fargo Bank, N.A..  On the Closing Date, the Administrator shall cause the Trust to deposit the Reserve Account Initial Deposit into the Reserve Account.

(h)

On or prior to the Closing Date, the Administrator, for the benefit of the Noteholders and the Trust, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the “Capitalized Interest Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Trust.  The Capitalized Interest Account will initially be established as a segregated trust account in the name of the Indenture Trustee with the corporate trust department of Wells Fargo Bank, N.A..  On the Closing Date, the Administrator shall cause the Trust to deposit the Capitalized Interest Account Initial Deposit into the Capitalized Interest Account.

(i)

On or prior to the Closing Date, the Administrator, for the benefit of the Noteholders and the Trust, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the “Add-On Consolidation Loan Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Trust.  The Add-On Consolidation Loan Account will initially be established as a segregated trust account in the name of the Indenture Trustee with the corporate trust department of Wells Fargo Bank, N.A..  On the Closing Date, the Administrator shall cause the Trust to deposit the Add-On Consolidation Loan Account Initial Deposit into the Add-On Consolidation Loan Account.

Section 2.4

Collection Account.

The Servicer shall remit within two Business Days of receipt thereof to the Collection Account all identifiable payments by or on behalf of the Obligors with respect to the Trust Student Loans (other than Purchased Student Loans), collected during the Collection Period, and the Servicer, the Owner Trustee or the Eligible Lender Trustee shall remit within two Business Days of receipt thereof to the Collection Account any Interest Subsidy Payments and Special Allowance Payments received by it with respect to the Trust Student Loans during the Collection Period.  Notwithstanding the foregoing, for so long as no Administrator Default shall have occurred and be continuing, the Servicer shall remit such collections within two Business Days of receipt thereof to the Administrator, and the Administrator need not deposit such collections into the Collection Account until one Business Day immediately prior to the next following Monthly Servicing Payment Date together with interest on such amounts (less Servicing Fees paid during such period) calculated on a daily basis from the first day of the month following receipt thereof by the Administrator to but excluding the day on which the Administrator remits such amounts to the Collection Account at a rate equal to no less than the Federal Funds Rate less [0.20]%.  In the event that the foregoing condition for ceasing daily remittances shall no longer be satisfied, then the Administrator shall deposit all collections held by it into the Collection Account within two Business Days of receipt thereof.

Section 2.5

Application of Collections

With respect to each Trust Student Loan, all collections (including all Guarantee Payments) with respect thereto for each Collection Period shall be applied to fees, interest and principal on such Trust Student Loan by the Servicer in accordance with its customary practice.

Section 2.6

Additional Deposits

(a)

The Servicer shall deposit or cause to be deposited in the Collection Account the aggregate purchase price with respect to Purchased Student Loans as determined pursuant to Section 3.5 of the Servicing Agreement and all other amounts to be paid by the Servicer under Section 3.5 of the Servicing Agreement on or before the third Business Day before the related Distribution Date, and the Depositor shall deposit or cause to be deposited in the Collection Account the aggregate Purchase Amount with respect to Purchased Student Loans and all other amounts to be paid by the Depositor under Section 6 of the Sale Agreement when such amounts are due.

(b)

Notwithstanding anything to the contrary set forth in Section 2.6(a) above, if daily deposits to the Collection Account are not required pursuant to Section 2.4 above, the Depositor and the Servicer shall pay the amounts referred to in Section 2.6(a) above that would otherwise be deposited into the Collection Account to the Administrator.  The Administrator shall not be required to deposit such amounts into the Collection Account until the Business Day preceding each Monthly Servicing Payment Date; provided that the Administrator shall also deposit into the Collection Account on such date interest on such amounts (less Servicing Fees paid during such period) calculated on a daily basis from the first day of the month following receipt thereof by the Administrator to but excluding the day on which the Administrator remits such amounts to the Collection Account at a rate equal to no less than the Federal Funds Rate less [0.20]%.

(c)

On the Business Day immediately following the end of the Consolidation Loan Add-On Period, the Administrator shall instruct the Paying Agent to, and the Paying Agent shall, transfer all amounts remaining on deposit in the Add-On Consolidation Loan Account into the Collection Account.

Section 2.7

Distributions.

(a)

On or before the second Business Day immediately preceding each Distribution Date, the Administrator shall calculate all amounts required to be deposited into the Collection Account from the Trust Accounts, as applicable, including the amount of all Investment Earnings to be transferred from the Trust Accounts to the Collection Account, and the amount to be distributed from the Collection Account as Available Funds and pursuant to paragraph (a)(2) of the definition of Available Funds on the related Distribution Date.  On the fifth Business Day preceding each Monthly Servicing Payment Date that is not a Distribution Date, as applicable, the Administrator shall calculate all amounts required to be deposited into the Collection Account from the Reserve Account and the amounts to be distributed therefrom on the related Monthly Servicing Payment Date.  In addition to and in furtherance of the foregoing, the Administrator shall:

(i)

calculate all amounts required to be deposited into the Collection Account from the Reserve Account and the Capitalized Interest Account on or before the second Business Day immediately preceding each Distribution Date; and

(ii)

calculate the amount, if any, required to be transferred into the Collection Account from the Add-On Consolidation Loan Account on or before the Business Day immediately following the end of the Consolidation Loan Add-On Period.

(b)

The Administrator shall instruct the Paying Agent in writing no later than the second Business Day preceding each Monthly Servicing Payment Date that is not a Distribution Date (based on the information contained in the Administrator’s Officers’ Certificate and the related Servicer’s Report delivered pursuant to Section 3.1(a) and (b) below) to distribute to the Servicer, by 1:00 p.m. (New York time) on such Monthly Servicing Payment Date, from and to the extent of the Available Funds on deposit in the Collection Account the Primary Servicing Fee due with respect to the preceding calendar month, and the Indenture Trustee shall comply with such instructions.

(c)

The Administrator shall instruct the Paying Agent in writing no later than one (1) Business Day preceding each Distribution Date (based on the information contained in the Administrator’s Certificate and the related Servicer’s Report delivered pursuant to Sections 3.1(a) and 3.1(c) below) to make the deposits and distributions set forth in Section 2.8 to the Persons or to the account specified below by 1:00 p.m. (New York time) on such Distribution Date (provided that funds are not required to be distributed pursuant to Section 5.4(b) of the Indenture).  These deposits and distributions will be made to the extent of the amount of Available Funds for that Distribution Date in the Collection Account including:

(i)

 amounts transferred from the Reserve Account pursuant to Section 2.9 below;

(ii)

through the Distribution Date in ________ 20__, amounts transferred from the Capitalized Interest Account pursuant to Section 2.10(a) with respect to clauses 2.8(c) and (d) below; and

(iii)

as applicable, amounts on deposit in, or transferred from, the Add-On Consolidation Loan Account.

The amount of Available Funds in the Collection Account for each Distribution Date will be distributed pursuant to the priority of distributions set forth under Section 2.8 below.  The Paying Agent shall comply with such instructions received by the Administrator.

The Administrator shall instruct the Paying Agent in writing no later than one Business Day preceding each Distribution Date to make the payments pursuant to paragraph (a)(2) of the definition of Available Funds.

(d)

The Administrator shall instruct the Paying Agent in writing no later than one Business Day after receipt of a written request to reimburse the Servicer (to the extent of Available Funds) for any net payments made on behalf of the Issuer to the Department in respect of floor income rebate fees and monthly consolidation rebate fees pursuant to Section 3.8 of the Servicing Agreement.

Section 2.8

Priority of Distributions.

On each Distribution Date, the Paying Agent shall, in each of the following cases, only to the extent not paid by the Administrator or the Depositor) first reimburse the Indenture Trustee for all amounts due under Section 6.7 of the Indenture, shall next pay to the Eligible Lender Trustee amounts due under Section 10 of the Eligible Lender Trust Agreement[s], shall next pay to the Owner Trustee amounts due under Section 8.1 of the Trust Agreement (such fees and other amounts due to the Indenture Trustee, the Eligible Lender Trustee and the Owner Trustee not to exceed $[______] per annum in the aggregate) and then shall make the following deposits and distributions in the amounts and in the order of priority set forth below:

(a)

to the Servicer, the Primary Servicing Fee due on that Distribution Date;

(b)

to the Administrator, the Administration Fee due on that Distribution Date and all prior unpaid Administration Fees;

(c)

to the Class A Noteholders, the Class A Noteholders’ Interest Distribution Amount, pro rata, based on the amounts payable as Class A Noteholders’ Interest Distribution Amount;

(d)

to the Class B Noteholders, the Class B Noteholders’ Interest Distribution Amount, pro rata, based on the amounts payable as Class B Noteholders’ Interest Distribution Amount;

(e)

sequentially, to the Class A-1 Noteholders, Class A-2 Noteholders, Class A-3 Noteholders, Class A-4 Noteholders and Class A-5 Noteholders, in that order, until the principal balance of each such class is paid in full, the Class A Noteholders’ Principal Distribution Amount;

(f)

on each Distribution Date on and after the Stepdown Date, and provided that no Trigger Event is in effect on such Distribution Date, sequentially, to the Class B-1 and Class B-2 Noteholders, in that order, until the principal balance of each such class is paid in full, the Class B Noteholders’ Principal Distribution Amount;

(g)

to the Reserve Account, the amount, if any, necessary to reinstate the balance of the Reserve Account to the Specified Reserve Account Balance;

(h)

to the Servicer, the aggregate unpaid amount of the Carryover Servicing Fee, if any; and

(i)

to the holder of the Trust Certificate (initially, Wells Fargo Bank, N.A.), any remaining amounts after application of the preceding clauses.

Notwithstanding the foregoing:

(x)

If (i) on any Distribution Date following distributions under clauses 2.8(a) through (e) above to be made on such Distribution Date, the Outstanding Amount of the Class A Notes would be in excess of (A) the sum of (1) the outstanding principal balance of the Trust Student Loans, (2) any accrued but unpaid interest on the Trust Student Loans as of the last day of the related Collection Period, (3) the balance of the Capitalized Interest Account on the Distribution Date following those distributions required to be made under clauses 2.8(c) and (d) above, (4) the balance of the Add-On Consolidation Loan Account on such Distribution Date, and (5) the balance of the Reserve Account on such Distribution Date following those distributions required to be made under clauses 2.8(a) through (e) above, minus (B) the Specified Reserve Account Balance for that Distribution Date, or (ii) an Event of Default affecting the Class A Notes has occurred and is continuing, then, until the conditions described in (i) or (ii) no longer exist, amounts on deposit in the Collection Account and the Reserve Account shall be applied on such Distribution Date to the payment of the Class A Noteholders’ Distribution Amount before any amounts are applied to the payment of the Class B Noteholders’ Distribution Amount; and

(y)

In the event the Trust Student Loans are not sold pursuant to Section 6.1(A) or Section 4.4 of the Indenture, the amount that would otherwise be paid to the holder of the Trust Certificate shall be applied on such Distribution Date to pay as an accelerated payment of principal on the Notes, first to the Class A Noteholders in the same order and priority as is set forth in clause 2.8(e) until the Outstanding Amount of the Class A Notes is paid in full and reduced to zero, and then to the Class B Noteholders in the same order and priority as is set forth in clause 2.8(f) above; provided that the amount of such distribution shall not exceed the Outstanding Amount of the Class A Notes or the Class B Notes, as applicable, after giving effect to all other payments in respect of principal of Class A Notes and Class B Notes to be made on such Distribution Date.

Section 2.9

Reserve Account.  On the Closing Date, the Issuer shall deposit the Reserve Account Initial Deposit into the Reserve Account.

(a)

In the event that the Primary Servicing Fee for any Monthly Servicing Payment Date or Distribution Date exceeds the amount distributed to the Servicer pursuant to Section 2.7(b) above and Section 2.8(a) above on such Monthly Servicing Payment Date or Distribution Date, the Administrator shall instruct the Paying Agent in writing to withdraw from the Reserve Account on such Monthly Servicing Payment Date or Distribution Date an amount equal to such excess, to the extent of funds available therein, and to distribute such amount to the Servicer; provided, however, that, except as provided in Section 2.9(f) below, amounts on deposit in the Reserve Account will not be available to cover any unpaid Carryover Servicing Fees to the Servicer.

(b)

In the event that the Available Funds are insufficient to make the payments described under Sections 2.8(a) through 2.8(d) above on any Distribution Date (after giving effect to required distributions and/or allocations from the Capitalized Interest Account), the Administrator shall instruct the Paying Agent in writing to withdraw from the Reserve Account on each Distribution Date an amount equal to such deficiency, to the extent of funds available therein after giving effect to clause (a) above, and to distribute such amounts in the same order and priority as is set forth in Sections 2.8(a) through 2.8(d) above.

(c)

In the event that the Class A Noteholders’ Principal Distribution Amount on the Note Final Maturity Date with respect to any Class of Class A Notes exceeds the amount distributed to such Class A Noteholders pursuant to Section 2.8(e) above on such date, the Administrator shall instruct the Paying Agent in writing to withdraw from the Reserve Account on such Note Final Maturity Date an amount equal to such excess, to the extent of funds available therein after giving effect to clauses (a) and (b) above, and to distribute such amount to the Class A Noteholders entitled thereto, in the same order and priority as is set forth in Section 2.8(e) above.

(d)

In the event that the Class B Noteholders’ Principal Distribution Amount on the Class B Maturity Date exceeds the amount distributed to the Class B Noteholders pursuant to Section 2.8(f) above on such date, the Administrator shall instruct the Paying Agent in writing to withdraw from the Reserve Account on the Class B Maturity Date an amount equal to such excess, to the extent of funds available therein after giving effect to clauses (a) through (c) above, and to distribute such amount to the Class B Noteholders entitled thereto.

(e)

After giving effect to clauses (a) through (d) above, if the amount on deposit in the Reserve Account on any Distribution Date (after giving effect to all deposits or withdrawals therefrom on such Distribution Date other than pursuant to this clause is greater than the Specified Reserve Account Balance for such Distribution Date, the Administrator shall instruct the Paying Agent in writing to withdraw the amount on deposit in excess of the Specified Reserve Account Balance and deposit such amount into the Collection Account.

(f)

On the final Distribution Date upon termination of the Trust and following the payment in full of the Outstanding Amount of the Notes and of all other amounts (other than Carryover Servicing Fees) owing or to be distributed hereunder or under the Indenture to Noteholders, the Servicer or the Administrator, as applicable, to the extent that Available Funds on such date are insufficient to make the following payments, amounts remaining in the Reserve Account shall be used to pay any Carryover Servicing Fees.  Any amount remaining on deposit in the Reserve Account after such payments have been made shall be distributed to the holder of the Trust Certificate.  The holder of the Trust Certificate shall in no event be required to refund any amounts properly distributed pursuant to this Section 2.9(f).

Anything in this Section 2.9 to the contrary notwithstanding, if the market value of securities and cash in the Reserve Account is on any Distribution Date sufficient to pay the remaining principal amount of and interest accrued on the Notes, and to pay any unpaid Primary Servicing Fee, Carryover Servicing Fee and all other amounts due by the Trust on such Distribution Date, such amount will be so applied on such Distribution Date and the Administrator shall instruct the Paying Agent and the Owner Trustee to use all amounts on deposit in the Reserve Account and all other Available Funds to pay such amounts due or outstanding.

Section 2.10

Investment Earnings; Other Trust Accounts.  The Administrator will instruct the Paying Agent to (1) withdraw all Investment Earnings, if any, on deposit in each existing Trust Account on each Distribution Date; (2) deposit such amounts into the Collection Account and (3) include such amounts as Available Funds for that Distribution Date.

(a)

Capitalized Interest Account.  On the Closing Date, the Issuer shall deposit the Capitalized Interest Account Initial Deposit into the Capitalized Interest Account.

(i)

In the event that the Available Funds, less the Principal Distribution Amounts, are insufficient to make the payments described under Sections 2.8(a) through 2.8(d) on a Distribution Date (prior to any distributions from amounts on deposit in the Reserve Account), the Administrator shall instruct the Paying Agent in writing to withdraw from the Capitalized Interest Account an amount equal to such deficiencies, to the extent of funds available therein, and to distribute such amount as follows: (1) to the Servicer until it has received the full Primary Servicing Fee due on that Distribution Date; (2) to the Administrator until it has received the full Administration Fee due on that Distribution Date; (3) pro rata, based on the amounts of such shortfalls, to the Class A Noteholders until they have received the Class A Noteholders’ Interest Distribution Amount for that Distribution Date; and (4) so long as the events described in clauses (i) and (ii) of paragraph (x) of Section 2.8 have not occurred, to the Class B Noteholders until they have received the Class B Noteholders’ Interest Distribution Amount for that Distribution Date.

(ii)

After giving effect to Section 2.10(a)(i) above, on the Distribution Date in ________ 20__, the Administrator shall instruct the Paying Agent in writing to withdraw all amounts remaining from the Capitalized Interest Account and include such funds with other Available Funds on that Distribution Date.

(b)

Collection Account.  On the Closing Date, the Issuer shall deposit the Collection Account Initial Deposit into the Collection Account.  This amount will be included with other Available Funds on the first Distribution Date.

(c)

Add-On Consolidation Loan Account. On the Closing Date, the Issuer shall deposit the Add-On Consolidation Loan Account Initial Deposit into the Add-On Consolidation Loan Account.

(i)

From time to time during the Consolidation Loan Add-On Period, the Administrator will instruct the Paying Agent to withdraw funds from the Add-On Consolidation Loan Account to fund Add-On Consolidation Loans.

(ii)

The Administrator shall instruct the Paying Agent to transfer into the Collection Account any amounts remaining in the Add-On Consolidation Loan Account on the Business Day immediately following the end of the Consolidation Loan Add-On Period to be included as Available Funds for the Distribution Date related to the Collection Period in which the Consolidation Loan Add-On Period ended.

Section 2.11

Statements to the Holder of the Trust Certificate and Noteholders.  On each Determination Date preceding a Distribution Date, the Administrator shall provide to the Indenture Trustee, the Paying Agent and the Owner Trustee (with a copy to each of the Rating Agencies) for the Paying Agent to forward on such succeeding Distribution Date to each Noteholder of record and for the Owner Trustee to forward on such succeeding Distribution Date to the holder of the Trust Certificate of record a statement, setting forth at least the following information with respect to such Distribution Date as to the Notes and the Trust Certificate to the extent applicable:

(a)

the amount of such distribution allocable to principal of each class of the Notes;

(b)

the amount of such distribution allocable to interest on each class of the Notes;

(c)

the amount of such distribution allocable to the Trust Certificate, if any;

(d)

the Pool Balance as of the close of business on the last day of the preceding Collection Period;

(e)

the aggregate outstanding principal balance of the Notes and the Note Pool Factor as of such Distribution Date, after giving effect to payments allocated to principal reported under clauses (a) and (c) above;

(f)

the Note Rate for the next period for each class of Notes (which disclosure may be made by listing a website on which such rates will be disclosed);

(g)

the amount of the Servicing Fee and any Carryover Servicing Fee paid to the Servicer on such Distribution Date and on the two preceding Monthly Servicing Payment Dates, and the amount, if any, of the Carryover Servicing Fee remaining unpaid after giving effect to any such payments;

(h)

the amount of the Administration Fee paid to the Administrator on such Distribution Date;

(i)

the balance of Trust Student Loans that are delinquent in each delinquency period as of the end of such Collection Period;

(j)

the amount of any Note Interest Shortfall, if any, in each case as applicable to each class of Notes, and the change in such amounts from the preceding statement;

(k)

the aggregate Purchase Amounts for Trust Student Loans, if any, that were repurchased by the Depositor or purchased by the Servicer or Wells Fargo Bank, N.A. from the Issuer during such Collection Period;

(l)

the respective balances of the Reserve Account and the Capitalized Interest Account, if any, on such Distribution Date, after giving effect to changes therein on such Distribution Date; and

(m)

with respect to the Distribution Date immediately following the end of the Consolidation Loan Add-On Period, the aggregate initial principal balance of Add-On Consolidation Loans, plus accrued and unpaid interest, if any, added during the Consolidation Loan Add-On Period, and any remaining amounts transferred from the Add-On Consolidation Loan Account to the Collection Account.

In addition to the actual amount to be paid, deposited or otherwise distributed, each amount set forth pursuant to clauses (a), (b), (c), (e), (g), (h) and (j) above shall also be expressed as a dollar amount per $1,000 of original principal balance of the applicable Note or as a percentage of the principal balance of the applicable Note.  A copy of the statements referred to above may be obtained by the holder of the Trust Certificate or any Note Owner by a written request to the Owner Trustee or the Indenture Trustee, respectively, addressed to the respective Corporate Trust Office.

Section 2.12

Non-Ministerial Matters.  With respect to matters that in the reasonable judgment of the Administrator are non-ministerial, the Administrator shall not take any action unless within a reasonable time before the taking of such action, the Administrator shall have notified the Owner Trustee of the proposed action and the Owner Trustee shall not have withheld consent or provided an alternative direction.  For the purpose of the preceding sentence, “non-ministerial matters” shall include:

(a)

the amendment of or any supplement to the Indenture;

(b)

the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Trust Student Loans);

(c)

the amendment, change or modification of the Basic Documents;

(d)

the appointment of successor Note Registrars, successor Paying Agents and successor Indenture Trustees pursuant to the Indenture or the appointment of Successor Administrators or Successor Servicers, or the consent to the assignment by the Note Registrar, Paying Agent or Indenture Trustee of its obligations under the Indenture; and

(e)

the removal of the Indenture Trustee.

Section 2.13

Exceptions.  Notwithstanding anything to the contrary in this Agreement, except as expressly provided herein, in the other Basic Documents or in the Eligible Lender Trust Agreement (Issuer), the Administrator shall not be obligated to, and shall not, (a) make any payments to the Noteholders under the Basic Documents, (b) sell the Indenture Trust Estate pursuant to Section 5.4 of the Indenture, (c) take any other action that the Issuer directs the Administrator not to take on its behalf, (d) in connection with its duties hereunder assume any indemnification obligation of any other Person or (e) service the Trust Student Loans.

Section 2.14

Compensation.  As compensation for the performance of the Administrator’s obligations under this Agreement and as reimbursement for its expenses related thereto, the Administrator shall be entitled to $______ for each Collection Period payable on the related Distribution Date (the “Administration Fees”) payable in arrears which shall be solely an obligation of the Issuer.

Section 2.15

Servicer and Administrator Expenses.  Each of the Servicer and the Administrator shall be severally required to pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of independent accountants, taxes imposed on the Servicer or the Administrator, as the case may be, and expenses incurred in connection with distributions and reports to the Administrator or to the holder of the Trust Certificate and the Noteholders, as the case may be.

Section 2.16

Appointment of Subadministrator.  The Administrator may at any time appoint a subadministrator to perform all or any portion of its obligations as Administrator hereunder; provided, however, that any applicable Rating Agency Condition shall have been satisfied in connection therewith; provided, further, that the Administrator shall remain obligated and be liable to the Issuer, the Owner Trustee, the Indenture Trustee and the Noteholders for administering the Issuer in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such subadministrator and to the same extent and under the same terms and conditions as if the Administrator alone were administering the Issuer.  The fees and expenses of the subadministrator shall be as agreed between the Administrator and its subadministrator from time to time and none of the Issuer, the Owner Trustee, the Indenture Trustee or the Noteholders shall have any responsibility therefor.  With respect to satisfying the Rating Agency Condition referred to above, the term “subadministrator” shall be deemed not to include systems providers, systems developers or systems maintenance contractors, collection agencies, credit bureaus, lock box providers, mail service providers and other similar types of service providers.

ARTICLE III

Section 3.1

Administrator’s Certificate; Servicer’s Report.

(a)

On or before the tenth day of each month (or, if any such day is not a Business Day, on the next succeeding Business Day), the Servicer shall deliver to the Administrator a Servicer’s Report with respect to the preceding month containing all information necessary for the Administrator to receive in connection with the preparation of the Administrator’s Officers’ Certificate covering such calendar month referred to in Section 3.1(b) below.  On or before the tenth day (or, if any such day is not a Business Day, on the next succeeding Business Day), preceding each Distribution Date the Servicer shall deliver to the Administrator a Servicer’s Report with respect to the preceding Collection Period containing all information necessary for the Administrator to receive in connection with the preparation of the  Administrator’s Certificate covering such Collection Period referred to in Section 3.1(c) below.

(b)

On the second Business Day prior to each Monthly Servicing Payment Date that is not a Distribution Date, the Administrator shall deliver to the Owner Trustee, the Paying Agent and the Indenture Trustee, an Administrator’s Officers’ Certificate containing all information necessary to pay the Servicer the Primary Servicing Fee due on such Monthly Servicing Payment Date pursuant to Section 2.7(b) above.

(c)

On each Determination Date prior to a Distribution Date, the Administrator shall deliver to the Owner Trustee and the Indenture Trustee, with a copy to the Rating Agencies, an Administrator’s Certificate containing all information necessary to make the distributions pursuant to Sections 2.7 and 2.8 above, if applicable, for the Collection Period preceding the date of such Administrator’s Certificate.

(d)

Prior to each Determination Date, the Administrator shall determine the Note Rates that will be applicable to the Distribution Date following such Determination Date, in compliance with its obligation to prepare and deliver an Administrator’s Certificate on such Determination Date pursuant to this Section 3.1.  In connection therewith, the Administrator shall calculate, on the LIBOR Determination Date for each Accrual Period, [Three-Month LIBOR].

(e)

The Administrator shall furnish to the Issuer from time to time such information regarding the Collateral as the Issuer shall reasonably request.

Section 3.2

Annual Statement as to Compliance; Notice of Default; Financial Statements.

(a)

Each of the Servicer and the Administrator shall deliver to the Owner Trustee and the Indenture Trustee on or before 90 days after the end of the fiscal year of the Servicer and the Administrator, an Officer’s Certificate of the Servicer or the Administrator, as the case may be, dated as of December 31 of the preceding year, stating that (i) a review of the activities of the Servicer or the Administrator, as the case may be, during the preceding 12-month period (or, in the case of the first such certificate, during the period from the Closing Date to December 31, 20__) and of its performance under this Agreement has been made under such officers’ supervision and (ii) to the best of such officers’ knowledge, based on such review, the Servicer or the Administrator, as the case may be, has fulfilled its obligations in all material respects under this Agreement and, with respect to the Servicer, the Servicing Agreement throughout such year or, if there has been a material default in the fulfillment of any such obligation, specifying each such material default known to such officers and the nature and status thereof.  The Indenture Trustee shall send a copy of each such Officers’ Certificate and each report referred to in Section 3.1 to the Rating Agencies.  A copy of each such Officers’ Certificate and each report referred to in Section 3.1 may be obtained by the holder of the Trust Certificate, any Noteholder or any Note Owner by a request in writing to the Owner Trustee addressed to its Corporate Trust Office, together with evidence satisfactory to the Owner Trustee that such Person is one of the foregoing parties.  Upon the telephone request of the Owner Trustee, the Indenture Trustee will promptly furnish the Owner Trustee a list of Noteholders as of the date specified by the Owner Trustee.

(b)

The Servicer shall deliver to the Owner Trustee, the Indenture Trustee and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice in an Officers’ Certificate of the Servicer of any event which with the giving of notice or lapse of time, or both, would become a Servicer Default under Section 5.1 of the Servicing Agreement.

(c)

The Administrator shall deliver to the Owner Trustee, the Indenture Trustee and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice in an Officers’ Certificate of the Administrator of any event which with the giving of notice or lapse of time, or both, would become an Administrator Default under Sections 5.1(a) or (b) below or would cause the Administrator to fail to meet the requirement of clause (a) of Section 2.4 above.

(d)

At any time that the Administrator is not an Affiliate of the Depositor, the Administrator shall provide to the Owner Trustee, the Indenture Trustee and the Rating Agencies (i) as soon as possible and in no event more than 120 days after the end of each fiscal year of the Administrator, audited financials as at the end of and for such year and (ii) as soon as possible and in no event more than 30 days after the end of each quarterly accounting period of the Administrator unaudited financials as at the end of and for such period.

Section 3.3

Annual Independent Certified Public Accountants’ Report.  Each of the Servicer and the Administrator shall cause a registered public accounting firm (as the term is used in Item 1122 of Regulation AB) , which may also render other services to the Servicer or the Administrator, as the case may be, to deliver to the Owner Trustee, the Indenture Trustee and the Rating Agencies on or before March 31 of each year, a report addressed to the Servicer or the Administrator, as the case may be, the Owner Trustee and the Indenture Trustee, to the effect that such firm has examined certain documents and records relating to the servicing of the Trust Student Loans, or the administration of the Trust Student Loans and of the Trust, as the case may be, during the preceding calendar year (or, in the case of the first such report, during the period from the Closing Date to December 31, 20__) and that, on the basis of the accounting and auditing procedures considered appropriate under the circumstances, such firm is of the opinion that such servicing or administration, respectively, was conducted, in all material respects, in compliance with those terms of this Agreement and in the case of the Servicer, the Servicing Agreement, including any applicable statutory provisions incorporated therein and such additional terms and statutes as may be specified from time to time by the Administrator, except for such exceptions as shall be set forth in such report.  Such report will also indicate that the firm is independent of the Servicer or the Administrator, as the case may be, within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

ARTICLE IV

Section 4.1

Representations of Administrator.  Wells Fargo Bank, N.A., as Administrator, makes the following representations on which the Issuer is deemed to have relied in acquiring the Trust Student Loans.  The representations speak as of the execution and delivery of this Agreement and as of the Closing Date and shall survive the sale of the Trust Student Loans to the Owner Trustee on behalf of the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

(a)

Qualification of Administrator. The Administrator is duly incorporated, validly existing and in good standing under the laws of the state of its incorporation and is duly qualified to do business and is in good standing under the laws of each jurisdiction that requires such qualification wherein it owns or leases any material properties, or in which it conducts any material business or in which the performance of its duties under this Agreement would require such qualification, except where the failure to so qualify would not have a material adverse effect on (a) the Administrator's performance of its obligations under this Agreement or (b) the value or marketability of the Trust Student Loans.

(b)

Requisite. The Administrator has the corporate power and authority to own its properties and conduct any and all business required or contemplated by this Agreement and to perform the covenants and obligations to be performed by it under this Agreement. The Administrator holds all material licenses, certificates and permits from all governmental authorities necessary for conducting its business as it is presently conducted.

(c)

No Conflicts. The execution and delivery of this Agreement are within the corporate power of the Administrator and have been duly authorized by all necessary actions on the part of the Administrator; neither the execution and delivery of this Agreement by the Administrator, nor the consummation by the Administrator of the transactions herein contemplated, nor compliance with the provisions hereof by the Administrator, will (i) conflict with or result in a breach of, or constitute a default under, any of the provisions of the articles of incorporation or bylaws of the Administrator or any law, governmental rule or regulation, or any judgment, decree or order binding on the Administrator or any of its properties, or any of the provisions of any indenture, mortgage, deed of trust, contract or other instrument to which it is a party or by which it is bound or (ii) result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to the terms of any such indenture, mortgage, deed of trust, contract or other instrument.

(d)

Enforceable Agreement. This Agreement, when duly executed and delivered by the Administrator, will constitute a legal, valid and binding agreement of the Administrator, enforceable in accordance with its terms, subject, as to enforcement or remedies, to applicable bankruptcy, reorganization, insolvency or other similar laws affecting creditors' rights generally from time to time in effect, and to general principles of equity.

(e)

No Consents. No consent, approval, order or authorization of any governmental authority or registration, qualification or declaration with any such authority is required in order for the Administrator to perform its obligations under this Agreement.

(f)

Financial Condition. The Administrator is not, and, with passage of time, does not expect to become, insolvent or bankrupt. Except as disclosed in the Prospectus, there is no material risk that the Administrator 's financial condition could affect one or more aspects of the performance by the Administrator of its administrative obligations under this Agreement in a manner that could have a material impact on the performance of the Trust Student Loans or the Notes. The Administrator shall promptly notify the Issuer, the Depositor and the Indenture Trustee of any material adverse change of its financial condition.

(g)

Servicing Practices. The administrative practices used by the Administrator under this Agreement have been and are in all respects in compliance with all federal, state and local laws, rules, regulations and requirements in connection therewith and are in accordance with customary practices.

(h)

No Impairment. There is no action, suit, proceeding or investigation pending or, to the best of the Administrator 's knowledge after due inquiry, threatened, against the Administrator which, either in any one instance or in the aggregate, may result in any material adverse change in business operations, financial condition, properties or assets of the Administrator, or in any material impairment of the right or ability of the Administrator to carry on its business substantially as now conducted, or in any material liability on the part of the Administrator, or which if adversely determined would affect the validity of this Agreement or of any action taken or to be taken in connection with the obligations of the Administrator contemplated herein, or which would be likely to impair materially the ability of the Administrator to perform under the terms of this Agreement.

(i)

No Performance Triggering Event. Except as disclosed in the Prospectus, the Administrator is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any securitization due to any act or failure to act of the Administrator under such securitization.

(j)

No Termination. Except as disclosed in the Prospectus, the Administrator has not been terminated as administrator in a student loan securitization, either due to an Administrator default or to application of a servicing performance test or trigger.

(k)

No Material Noncompliance. Except as disclosed in the Prospectus or otherwise in writing provided by the Administrator to the Issuer, the Depositor and the Indenture Trustee, there has been no material noncompliance with the applicable servicing criteria with respect to securitizations of student loans involving the Administrator as a administrator within the past three (3) years.

(l)

Administrator Policies and Procedures. Except as disclosed in the Prospectus, no material changes to the Administrator 's policies or procedures with respect to the administrator function it will perform under this Agreement for student loans of a type similar to the Trust Student Loans have occurred during the three-year period immediately preceding the date of this Agreement.

(m)

No Affiliations. Except as disclosed in the Prospectus, there are no affiliations, relationships or transactions relating to the Administrator and any party identified in Item 1119 of Regulation AB of the type described therein.

(n)

Legal or Governmental Proceedings. Except as disclosed in the Prospectus, there are no material legal or governmental proceedings pending (or known to be contemplated) against the Administrator that would be material to Noteholders or the holder of the Trust Certificate.

Section 4.2

Liability of Administrator; Indemnities.

(a)

The Administrator shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Administrator under this Agreement.

(b)

The Administrator hereby agrees to indemnify and hold harmless the Issuer, the Depositor, the Indenture Trustee, the Owner Trustee and the Eligible Lender Trustee and the officers, directors, employees, agents and Affiliates of any of the foregoing and the Noteholders and the holder of the Trust Certificate (any of the foregoing hereinafter referred to as the "Indemnified Party"), from and against any and all claims, losses, damages, liabilities, fines, settlements, awards, offsets, defenses, counterclaims, actions, penalties, forfeitures, legal fees, judgments and any other costs, fees and expenses (including, without limitation, reasonable attorneys' fees and court costs) (any of the foregoing which satisfy the criteria of this paragraph are collectively referred to as "Claims"), either directly or indirectly arising out of, based upon, or relating to (i) a breach by the Administrator, its officers, directors, employees, or agents, or its delegees hereof, of any representation or warranty contained herein, or any failure to disclose any matter that makes such representation and warranty misleading or inaccurate, or any inaccuracy in material information furnished by the Administrator regarding itself, (ii) a breach of any representation or warranty made by any Indemnified Party in reliance upon any such representation or warranty, failure to disclose, or inaccuracy in information furnished by the Administrator regarding itself, (iii) any failure of the Administrator, its officers, directors, employees, or agents, or its delegees, to perform any of its obligations under this Agreement in a manner in which the Administrator is not relieved from liability as described in Section 4.4 hereof, and (iv) any acts or omissions of the Administrator, its officers, directors, employees, or agents, or its delegees, in a manner in which the Administrator is not relieved from liability as described in Section 4.4 hereof. Each Indemnified Party shall cooperate with the Administrator in the defense of such Claims and shall not settle any such Claim without the prior written consent of the Servicer.

(c)

The Indemnified Party shall notify the Administrator promptly of any claim for which it may seek indemnity.  Failure by the Indemnified Party to so notify the Administrator shall not relieve the Administrator of its obligations hereunder and under the other Basic Documents.  The Administrator shall defend the claim and the Administrator shall not be liable for the legal fees and expenses of the Indemnified Party after it has assumed such defense; provided, however, that in the event that there may be a conflict between the positions of the Indemnified Party and the Administrator in conducting the defense of such claim, the Indemnified Party shall be entitled to separate counsel the fees and expenses of which shall be paid by the Administrator on behalf of the Issuer.  Neither the Issuer nor the Administrator need reimburse any expense or indemnify against any loss, liability or expense incurred by the Indemnified Party through the Indemnified Party’s own willful misconduct, negligence or bad faith.

(d)

The Depositor shall pay reasonable compensation to the Indenture Trustee, the Owner Trustee and the Eligible Lender Trustee and shall reimburse the Indenture Trustee, the Owner Trustee and the Eligible Lender Trustee for all reasonable expenses, disbursements and advances.

(e)

For purposes of this Section 4.2, in the event of the termination of the rights and obligations of the Administrator (or any successor thereto pursuant to Section 4.3 below) as Administrator pursuant to Section 5.1 below, or a resignation by such Administrator pursuant to this Agreement, such Administrator shall be deemed to be the Administrator pending appointment of a successor Administrator pursuant to Section 5.2 below.

(f)

Indemnification under this Section 4.2 shall survive purchase, transfer of any interest in a Trust Student Loan by any indemnified party, the fion of such Trust Student Loan and termination or expiration of this Agreement between the parties hereto and their respective successors and assigns.

Section 4.3

Merger or Consolidation of, or Assumption of the Obligations of, Administrator.  Subject to the following paragraph the Administrator will keep in full effect its power and authority as a national banking association under the laws of the jurisdiction of its organization, and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Notes, the Trust Certificate or any of the Trust Student Loans and to perform its duties under this Agreement.

The Administrator may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Administrator shall be a party, or any Person succeeding to the business of the Administrator, shall be the successor of the Administrator hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that, (a) in the case of the Administrator, any such successor or resulting Person shall have a net worth of not less than $15,000,000 and (b) the Administrator and such successor or surviving Person shall notify the Depositor, the Owner Trustee, the Eligible Lender Trustee and the Indenture Trustee of any such merger, conversion or consolidation at least two Business Days prior to the effective date thereof (unless giving such prior notice would be prohibited by applicable law or by a confidentiality agreement, in which case notice shall be given by 12 noon Eastern time one Business Day after such merger or consolidation).

Section 4.4

Limitation on Liability of Administrator and Others.

(a)

Neither the Administrator nor any of its partners, directors, officers, employees or agents, or its delegees, shall be under any liability to the Issuer, the Noteholders, the holder of the Trust Certificate, the Indenture Trustee, the Owner Trustee or the Eligible Lender Trustee for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Administrator or any of its partners, directors, officers, employees or agents, or its delegees, against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties or by reason of reckless disregard of his or its obligations and duties hereunder. The Administrator and any of its partners, directors, officers, employees or agents, or its delegees, may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

(b)

Neither the Administrator nor any of the directors, officers, employees or agents of any of them shall be under any liability to the Issuer, Depositor, the Indenture Trustee, Owner Trustee, the Eligible Lender Trustee the Noteholders or the holder of the Trust Certificate and all such Persons shall be held harmless for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect any such Person against any breach of warranties or representations made herein or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.  The Administrator and any director, officer, employee or agent of any of them shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with the performance of their duties and obligations, the exercise of their rights or any legal action (including but not limited to, costs and expenses of litigation, and of investigation, attorney's fees, damages, judgments and amounts paid in settlement) under this Agreement, Notes, Trust Certificates or the Trust Student Loans, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Administrator and any of the directors, officers, employees or agents of any of them may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Administrator shall not be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, in its opinion, does not involve it in any expense or liability; provided, however, that the Administrator may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the other Basic Documents and the rights and duties of the parties hereto and the interests of the Noteholders and the holder of the Trust Certificate if the Noteholders or the holder of the Trust Certificate offer to the Administrator reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Administrator shall be entitled to be reimbursed therefor out of the Collection Account, and such amounts shall, on the following Distribution Date or Distribution Dates, be allocated in reduction of distributions on the Notes.

Section 4.5

Administrator May Own Trust Certificates or Notes.  The Administrator and any Affiliate thereof, in its individual or any other capacity, may become the owner or pledgee of the Trust Certificate or Notes with the same rights as it would have if it were not the Administrator or an Affiliate thereof, except as expressly provided herein in any other Basic Document.

Section 4.6

Wells Fargo Bank, N.A. Not to Resign as Administrator.  The Administrator shall not resign from the obligations and duties hereby imposed on it except (a) upon appointment of a successor administrator and receipt by the Indenture Trustee of a letter from each Rating Agency that such a resignation and appointment will not result in a downgrading of the rating of any of the Notes then rated or (b) upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination under clause (b) permitting the resignation of the Administrator shall be evidenced by an Opinion of Counsel to such effect delivered to the Indenture Trustee. No such resignation shall become effective until the Indenture Trustee or a successor administrator shall have assumed the Administrator’s responsibilities, duties, liabilities and obligations hereunder.

Section 4.7

Privacy and Security Provisions.  With respect to information that is “non-public personal information” (as defined in the GLB Regulations) that is disclosed or provided by the Trust (or on the Trust’s behalf) to the Administrator in connection with this Agreement, the Administrator agrees, subject to the terms hereof and the limitations of liability set forth herein, that in performing its obligations under this Agreement, the Administrator shall comply with all reuse, redisclosure, or other customer information handling, processing, security, and protection requirements that are specifically required of a non-affiliated third-party processor or servicer (or subcontractor) under the GLB Regulations and other applicable federal consumer privacy laws, rules, and regulations.  Without limiting the foregoing, the Administrator agrees that:

(a)

the Administrator is prohibited from disclosing or using any “non-public personal information” (as defined in the GLB Regulations) disclosed or provided by the Trust or on the Trust’s behalf to the Administrator, except solely to carry out the purposes for which it was disclosed, including use under an exception contained in 12 CFR sections 40.14 or 40.15 or 16 CFR sections 313.14 or 313.15, as applicable, of the GLB Regulations in the ordinary course of business to carry out those purposes; and

(b)

the Administrator has implemented and will maintain an information security program designed to meet the objectives of the Interagency Guidelines Establishing Standards for Safeguarding Customer Information, Final Rule (12 CFR Part 30, Appendix B) and the Federal Trade Commission’s Standards for Safeguarding Customer Information (16 CFR Part 314).

ARTICLE V

Section 5.1

Administrator Default.  If any one of the following events (an “Administrator Default”) shall occur and be continuing:

(a)

(i) in the event that daily deposits into the Collection Account are not required, any failure by the Administrator to deliver to the Paying Agent for deposit in the Trust Accounts any Available Funds required to be paid on or before the Business Day immediately preceding any Monthly Servicing Payment Date, which failure continues unremedied for five Business Days after either receipt by the Administrator of written notice of such failure from the Indenture Trustee, the Owner Trustee or the Paying Agent or receipt by the Administrator and the Indenture Trustee of written notice of such failure from the Noteholders of Notes representing at least a majority of the Outstanding Amount of the Notes; or

(ii)

any failure by the Administrator to direct the Paying Agent to make any required distributions from any of the Trust Accounts on any Monthly Servicing Payment Date or Distribution Date, which failure continues unremedied for five Business Days after written notice of such failure is received by the Administrator from the Indenture Trustee, the Owner Trustee or the Paying Agent or receipt by the Administrator and the Indenture Trustee of written notice of such failure from the Noteholders of Notes representing at least a majority of the Outstanding Amount of the Notes; or

(b)

any failure by the Administrator duly to observe or to perform in any material respect any other term, covenant or agreement of the Administrator set forth in this Agreement or any other Basic Document, which failure shall (i) materially and adversely affect the rights of Noteholders or the holder of the Trust Certificate and (ii) continue unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (A) to the Administrator by the Indenture Trustee or the Owner Trustee or (B) to the Administrator and the Indenture Trustee by the Noteholders or the holder of the Trust Certificate, as applicable, representing at least a majority of the Outstanding Amount of the Notes or representing the whole of the outstanding Trust Certificate (including such Trust Certificate if owned by the Depositor); or

(c)

an Insolvency Event occurs with respect to the Administrator;

then, and in each and every case, so long as the Administrator Default shall not have been remedied, either the Indenture Trustee or the Noteholders evidencing at least a majority of the Outstanding Amount of the Notes, by notice then given in writing to the Administrator (and to the Indenture Trustee and the Owner Trustee if given by the Noteholders) may terminate all the rights and obligations (other than the obligations set forth in Section 4.2 above) of the Administrator under this Agreement.  On or after the receipt by the Administrator of such written notice, all authority and power of the Administrator under this Agreement, whether with respect to the Notes, the Trust Certificate, the Trust Student Loans or otherwise, shall, without further action, pass to and be vested in the Indenture Trustee or such successor Administrator as may be appointed under Section 5.2 below; and, without limitation, the Indenture Trustee and the Owner Trustee are hereby authorized and empowered to execute and deliver, for the benefit of the predecessor Administrator, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination.  The predecessor Administrator shall cooperate with the successor Administrator, the Indenture Trustee and the Owner Trustee in effecting the termination of the responsibilities and rights of the predecessor Administrator under this Agreement.  All reasonable costs and expenses (including attorneys’ fees) incurred in connection with amending this Agreement to reflect such succession as Administrator pursuant to this Section shall be paid by the predecessor Administrator (other than the Indenture Trustee acting as the Administrator under this Section 5.1) upon presentation of reasonable documentation of such costs and expenses.  Upon receipt of notice of the occurrence of an Administrator Default, the Owner Trustee shall give notice thereof to the Rating Agencies.

Section 5.2

Appointment of Successor.

(a)

Upon receipt by the Administrator of notice of termination pursuant to Section 5.1 above, or the resignation by the Administrator in accordance with the terms of this Agreement, the predecessor Administrator shall continue to perform its functions as Administrator under this Agreement in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the later of (i) the date 120 days from the delivery to the Owner Trustee and the Indenture Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and (ii) the date upon which the predecessor Administrator shall become unable to act as Administrator as specified in the notice of resignation and accompanying Opinion of Counsel (the “Transfer Date”).  In the event of the termination hereunder of the Administrator the Issuer shall appoint a successor Administrator acceptable to the Indenture Trustee, and the successor Administrator shall accept its appointment by a written assumption in form acceptable to the Indenture Trustee.  In the event that a successor Administrator has not been appointed at the time when the predecessor Administrator has ceased to act as Administrator in accordance with this Section, the Indenture Trustee without further action shall automatically be appointed the successor Administrator and the Indenture Trustee shall be entitled to the Administration Fee.  Notwithstanding the above, the Indenture Trustee shall, if it shall be unwilling or legally unable so to act, appoint or petition a court of competent jurisdiction to appoint any established institution whose regular business shall include the servicing of student loans, as the successor to the Administrator under this Agreement.

(b)

Upon appointment, the successor Administrator (including the Indenture Trustee acting as successor Administrator), shall be the successor in all respects to the predecessor Administrator and shall be subject to all the responsibilities, duties and liabilities placed on the predecessor Administrator that arise thereafter or are related thereto and shall be entitled to an amount agreed to by such successor Administrator (which shall not exceed the Administration Fee unless such compensation arrangements will not result in a downgrading or withdrawal of any rating on the Notes or the Trust Certificate by any Rating Agency) and all the rights granted to the predecessor Administrator by the terms and provisions of this Agreement.

(c)

Notwithstanding the foregoing or anything to the contrary herein or in the other Basic Documents, the Indenture Trustee, to the extent it is acting as successor Administrator pursuant hereto and thereto, shall be entitled to resign to the extent a qualified successor Administrator has been appointed and has assumed all the obligations of the Administrator in accordance with the terms of this Agreement and the other Basic Documents.

Section 5.3

Notification to Noteholders and the Holder of the Trust Certificate.  Upon any termination of the Administrator or appointment of a successor administrator, in each case as provided herein, the Owner Trustee shall give prompt written notice thereof to the holder of the Trust Certificate and the Indenture Trustee shall give prompt written notice thereof to Noteholders and the Rating Agencies (which, in the case of any such appointment of a successor, shall consist of prior written notice thereof to the Rating Agencies).  The Indenture Trustee shall also, within [45] days after the occurrence of any Administrator Default known to the Indenture Trustee, give written notice thereof to the Noteholders, unless such Administrator Default shall have been cured or waived within said [45] day period.

Section 5.4

Waiver of Past Defaults.  The Noteholders of Notes evidencing a majority of the Outstanding Amount of the Notes (or the holder of the Trust Certificate, in the case of any default which does not adversely affect the Indenture Trustee or the Noteholders) may, on behalf of all Noteholders and the holder of the Trust Certificate, waive in writing any default by the Administrator in the performance of its obligations hereunder and any consequences thereof, except a default in making any required deposits to or payments from any of the Trust Accounts (or giving instructions regarding the same) in accordance with this Agreement.  Upon any such waiver of a past default, such default shall cease to exist, and any Administrator Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

ARTICLE VI

Section 6.1

Termination.

(a)

Optional Purchase of All Trust Student Loans.  The Administrator shall notify the Servicer, the Depositor, the Issuer and the Indenture Trustee in writing, within 15 days after the last day of any Collection Period as of which the then outstanding Pool Balance is 12% or less of the Initial Pool Balance, of the percentage that the then outstanding Pool Balance bears to the Initial Pool Balance.  As of the last day of any Collection Period immediately preceding a Distribution Date as of which the then outstanding Pool Balance is 10% or less of the Initial Pool Balance, the Eligible Lender Trustee on behalf of and at the direction of the Servicer, or any other “eligible lender” (within the meaning of the Higher Education Act) designated by the Servicer in writing to the Owner Trustee and the Indenture Trustee, or such other Person to whom the Servicer has transferred its optional purchase right, shall have the option to purchase the Trust Estate, other than the Trust Accounts.  To exercise such option, the Servicer, or such other Person to whom the Servicer, has transferred its optional purchase right shall deposit, pursuant to Section 2.6 above, in the Collection Account an amount equal to the aggregate Purchase Amount for the Trust Student Loans and the related rights with respect thereto, plus the appraised value of any such other property held by the Trust other than the Trust Accounts, such value to be determined by an appraiser mutually agreed upon by the Servicer, the Owner Trustee and the Indenture Trustee, and shall succeed to all interests in and to the Trust; provided, however, that the Servicer, or such other Person to whom the Servicer has transferred its optional purchase right, may not effect such purchase if such aggregate Purchase Amounts do not equal or exceed the Minimum Purchase Amount plus any Carryover Servicing Fees.  In the event the Servicer, or such other Person to whom the Servicer has transferred its optional purchase right, fails to notify the Owner Trustee and the Indenture Trustee in writing prior to the acceptance by the Indenture Trustee of a bid to purchase the Trust Estate pursuant to Section 4.4 of the Indenture that the Servicer, or such other Person to whom the Servicer has transferred its optional purchase right, intends to exercise its option to purchase the Trust Estate, the Servicer, or such other Person to whom the Servicer has transferred its optional purchase right, shall be deemed to have waived its option to purchase the Trust Estate as long as the Servicer has received 5 business days’ notice from the Indenture Trustee as provided in Section 4.4 of the Indenture.

Notwithstanding the foregoing, for so long as the Servicer, or such other Person to whom the Servicer has transferred its optional purchase right, is subject to regulation by the OCC, the FDIC, the Federal Reserve or the OTS, the such Person may exercise its purchase option only if the aggregate fair market value of the remaining trust student loans is greater than or equal to the purchase amount described in the Section 6.1(a).

(b)

Notice.  Notice of any termination of the Trust shall be given by the Administrator to the Owner Trustee and the Indenture Trustee as soon as practicable after the Administrator has received notice thereof.

(c)

Succession.  Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes, the holder of the Trust Certificate shall succeed to the rights of the Noteholders hereunder and the Owner Trustee shall succeed to the rights of, and assume the obligations of, the Indenture Trustee pursuant to this Agreement and any other Basic Documents.

ARTICLE VII

Section 7.1

Protection of Interests in Trust.

(a)

The Administrator, on behalf of the Depositor, shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain, and protect the interest of the Issuer, the Owner Trustee and the Indenture Trustee in the Trust Student Loans and in the proceeds thereof.  The Administrator shall deliver (or cause to be delivered) to the Owner Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

(b)

Neither the Depositor nor the Servicer shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-506(7) of the UCC, unless it shall have given the Owner Trustee and the Indenture Trustee at least five days’ prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

(c)

Each of the Depositor and the Servicer shall have an obligation to give the Owner Trustee and the Indenture Trustee at least 60 days’ prior written notice of any relocation of its chief executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment.  The Servicer shall at all times maintain each office from which it shall service Trust Student Loans, and its principal executive office, within the United States of America.

(d)

The Servicer shall maintain accounts and records as to each Trust Student Loan accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Trust Student Loan, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Trust Student Loan and the amounts from time to time deposited by the Servicer in the Collection Account in respect of such Trust Student Loan.

(e)

The Servicer shall maintain its computer systems so that, from and after the time of sale of the Trust Student Loans to the Owner Trustee on behalf of the Issuer, the Servicer’s master computer records (including any backup archives) that refer to a Trust Student Loan shall indicate clearly the interest of the Issuer, the Owner Trustee and the Indenture Trustee in such Trust Student Loan and that such Trust Student Loan is owned by the Owner Trustee on behalf of the Issuer and has been pledged to the Indenture Trustee.  Indication of the Issuer’s, the Owner Trustee’s and the Indenture Trustee’s interest in a Trust Student Loan shall be deleted from or modified on the Servicer’s computer systems when, and only when, the related Trust Student Loan shall have been paid in full or repurchased.

(f)

If at any time the Depositor or the Administrator shall propose to sell, grant a security interest in, or otherwise transfer any interest in student loans to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they refer in any manner whatsoever to any Trust Student Loan, indicate clearly that such Trust Student Loan has been sold and is owned by the Owner Trustee on behalf of the Issuer and has been pledged to the Indenture Trustee.

(g)

Upon reasonable notice, the Servicer shall permit the Indenture Trustee and its agents at any time during normal business hours to inspect, audit and make copies of and abstracts from the Servicer’s records regarding any Trust Student Loan.

(h)

Upon request, at any time the Owner Trustee or the Indenture Trustee have reasonable grounds to believe that such request would be necessary in connection with its performance of its duties under the Basic Documents, the Servicer shall furnish to the Owner Trustee or to the Indenture Trustee (in each case, with a copy to the Administrator), within five Business Days, a list of all Trust Student Loans (by borrower social security number, type of loan and date of issuance) then held as part of the Trust, and the Administrator shall furnish to the Owner Trustee or to the Indenture Trustee, within 20 Business Days thereafter, a comparison of such list to the list of Trust Student Loans set forth in Schedule A to the Indenture as of the Closing Date and a list of all Trust Student Loans which had Add-On Consolidation Loans as of the end of the Consolidation Loan Add-On Period, and, for each Trust Student Loan that has been removed from the pool of loans held by the Owner Trustee on behalf of the Issuer, information as to the date as of which and circumstances under which each such Trust Student Loan was so removed.

(i)

The Depositor shall deliver to the Owner Trustee and the Indenture Trustee:

(i)

    promptly after the execution and delivery of this Agreement and of each amendment thereto and on each Transfer Date, an Opinion of Counsel either (1) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Owner Trustee and the Indenture Trustee in the Trust Student Loans, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (2) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest; and

(ii)

    within 120 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the Initial Cutoff Date, an Opinion of Counsel, dated as of a date during such 120-day period, either (1) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Owner Trustee and the Indenture Trustee in the Trust Student Loans, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (2) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest; provided that a single Opinion of Counsel may be delivered in satisfaction of the foregoing requirement and that of Section 3.6(b) of the Indenture.

(j)

Each Opinion of Counsel referred to in subclause (i) or (ii) of clause (i) above shall specify (as of the date of such opinion and given all applicable laws as in effect on such date) any action necessary to be taken in the following year to preserve and protect such interest.

(k)

The Depositor shall, to the extent required by applicable law, cause the Trust Certificate and the Notes to be registered with the Commission pursuant to Section 12(b) or Section 12(g) of the Exchange Act within the time periods specified in such Sections.

ARTICLE VIII

Section 8.1

Independence of the Administrator.  For all purposes of this Agreement, the Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder.  Unless expressly authorized by the Issuer, the Administrator shall have no authority to act for or represent the Issuer or the Owner Trustee in any way and shall not otherwise be deemed an agent of the Issuer or the Owner Trustee.

Section 8.2

No Joint Venture.  Nothing contained in this Agreement (a) shall constitute the Administrator and either of the Issuer or the Owner Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (b) shall be construed to impose any liability as such on any of them or (c) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

Section 8.3

Other Activities of Administrator.  Nothing herein shall prevent the Administrator or its Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an administrator for any other person or entity even though such person or entity may engage in business activities similar to those of the Issuer, the Owner Trustee or the Indenture Trustee.

Section 8.4

Powers of Attorney.  The Owner Trustee and the Indenture Trustee shall upon the written request of the Administrator furnish the Administrator with any powers of attorney and other documents as may be necessary or appropriate to enable the Administrator to carry out its administrative duties hereunder.  Notwithstanding the foregoing, the Owner Trustee hereby grants to the Administrator a limited power of attorney to execute and deliver on its behalf all documentation necessary to effect the actions set forth in Section 2.2(f) of this Agreement.

Section 8.5

Amendment.

(a)

This Agreement may be amended from time to time by the parties hereto with prior notice to the Rating Agencies, but without the consent of any of the Noteholders:

(i)

to cure any ambiguity or mistake;

(ii)

to correct or supplement any provisions herein which may be inconsistent with any other provisions herein or in the related Prospectus;

(iii)

to conform the obligations of the parties under this Agreement, or to add obligations of the parties to this Agreement, if necessary, to comply with the requirements of Regulation AB;

(iv)

to change the timing and/or nature of deposits into the Collection Account provided that such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder;

(v)

to make certain provisions with respect to the denominations of, and the manner of payments on, certain Classes of Notes initially retained by the Depositor or an affiliate of the Depositor; and

(vi)

to make any other provisions with respect to matters or questions arising under this Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder;

provided, that any such amendment shall not result in or cause a significant change to the permissible activities of the Trust.

Notwithstanding the foregoing, any amendment pursuant to clause (iv) or (vi) shall not be deemed to adversely affect in any material respect the interest of Noteholders and no Opinion of Counsel to that effect shall be required if the person requesting the amendment instead obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Notes.

The Indenture Trustee is hereby authorized to join in the execution of any such amendment and to make any further appropriate agreements and stipulations that may be therein contained.

(b)

The parties hereto, with the consent of the Noteholders evidencing in the aggregate not less than 66-2/3% of the aggregate Outstanding Amount of the Notes of each class of Notes affected thereby and with prior notice to the Rating Agencies, enter into an amendment hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders of such class of Notes; provided, however, that no such amendment shall:

(i)

reduce in any manner the amount of, or delay the timing of, payments received on Trust Student Loans which are required to be distributed on any Note without the consent of such Noteholder;

(ii)

adversely affect in any material respect the interest of the Noteholder of any class of Notes in a manner other than as described in clause (i) hereof without the consent of such Noteholders evidencing, as to such class of Notes, not less than 66-2/3% of the Outstanding Amount of the Notes; or

(iii)

reduce the aforesaid percentage of Notes of any class of Notes the Noteholders of which are required to consent to any such amendment, without the consent of such Noteholders of all Notes of such class of Notes then outstanding.

It shall not be necessary for the consent of Noteholders under this Section 8.5 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable regulations as the Indenture Trustee may prescribe.

Promptly after the execution of any amendment requiring the consent of Noteholders, the Indenture Trustee shall furnish written notification of the substance of such amendment to each Noteholder.  Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 8.6

Assignment.  This Agreement may not be assigned by the Servicer except as permitted under Sections 4.3, 4.5 and 5.2 of the Servicing Agreement.  This Agreement may not be assigned by the Administrator except as permitted under Sections 4.3 and 4.6 hereof.

Section 8.7

Limitations on Rights of Others.  The provisions of this Agreement are solely for the benefit of the Depositor, the Servicer, the Administrator, the Issuer, the Indenture Trustee, the Owner Trustee and the Eligible Lender Trustee and for the benefit of the holder of the Trust Certificate and the Noteholders, as third party beneficiaries, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

Section 8.8

Assignment to Indenture Trustee.  The Depositor hereby acknowledges and consents to any Grant by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders of a security interest in all right, title and interest of the Issuer in, to and under the Trust Student Loans and the assignment of any or all of the Issuer’s rights and obligations under this Agreement and the Sale Agreement and the Depositor’s rights under the Purchase Agreement to the Indenture Trustee.  The Servicer hereby acknowledges and consents to the assignment by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders of any and all of the Issuer’s rights and obligations under this Agreement and under the Servicing Agreement.

Section 8.9

Nonpetition Covenants.

(a)

Notwithstanding any prior termination of this Agreement, the Servicer, the Administrator, the Owner Trustee, the Indenture Trustee and the Depositor shall not, prior to the date which is 367 days after the payment in full of the Notes, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.   The foregoing shall not limit the rights of the Servicer, the Administrator, the Owner Trustee, the Indenture Trustee and the Depositor to file any claim in, or otherwise take any action with respect to, any insolvency proceeding that was instituted against the Issuer by a Person other than the Servicer, the Administrator, the Owner Trustee or the Depositor.

(b)

Notwithstanding any prior termination of this Agreement, the Servicer, the Administrator, the Issuer and the Owner Trustee shall not, prior to the date which is 367 days after the payment in full of the Notes, acquiesce, petition or otherwise invoke or cause the Depositor to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Depositor under any insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Depositor.   The foregoing shall not limit the rights of the Servicer, the Administrator, the Issuer and the Owner Trustee to file any claim in, or otherwise take any action with respect to, any insolvency proceeding that was instituted against the Issuer by a Person other than the Servicer, the Administrator, the Issuer or the Owner Trustee.

Section 8.10

Limitation of Liability of Owner Trustee and Indenture Trustee.

(a)

Notwithstanding anything contained herein to the contrary, this Agreement has been executed and delivered by [OWNER TRUSTEE], not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer, and in no event shall [OWNER TRUSTEE], in its individual capacity have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer or the Owner Trustee hereunder or in any of the certificates, notices or agreements delivered pursuant hereto as to all of which recourse shall be had solely to the assets of the Issuer.

(b)

Notwithstanding anything contained herein to the contrary, this Agreement has been executed and delivered by [INDENTURE TRUSTEE], not in its individual capacity but solely as Indenture Trustee, and in no event shall [INDENTURE TRUSTEE] have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

(c)

The rights of and protections of the Indenture Trustee under the Indenture shall be incorporated as though explicitly set forth herein.

Section 8.11

Governing Law.  This AGREEMENT shall be construed in accordance with the laws of the State of New York (without regard to conflict of law principlEs), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 8.12

Titles Not to Affect Interpretation.  The titles of the articles and sections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

Section 8.13

Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and such counterparts shall constitute one and the same instrument.

Section 8.14

Entire Agreement; Severability.  This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous administration agreements, understandings, inducements and conditions, expressed or implied, oral or written, of any nature whatsoever with respect to the subject matter thereof.  The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.  Each of the parties named on the signature pages to this Agreement by execution of this Agreement agrees, for the benefit of the Administrator and the other signatories hereto, to be bound by the terms of this Agreement and the other Basic Documents to the extent reference is made in such document to such party.

Section 8.15

Trust Certificate.  The holder of the Trust Certificate, as evidenced by its agreement to accept the rights conferred under the Trust Certificate, is hereby deemed to accept all obligations of the Depositor under this Agreement.

Section 8.16

Force Majeure.  The Administrator shall not be deemed to have breached its obligations pursuant to Sections 2.1, 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.9, 2.10, 2.11, 2.12, and 2.15  if it is rendered unable to perform such obligations, in whole or in part, by a force outside the control of the parties hereto (including acts of God, acts of war, fires, earthquakes, hurricanes, floods and other disasters).  The Administrator shall diligently perform its duties under this Agreement as soon as practicable following the termination of such interruption of business.

Section 8.17

Indulgences Not Waivers.  Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege, with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

Section 8.18

Nonliability of Directors, Officers and Employees of Servicer, the Owner Trustee, the Indenture Trustee and the Administrator.  No member of the board of directors or any officer, employee or agent of the Servicer, the Owner Trustee, the Indenture Trustee or the Administrator (or any Affiliate of any such party) shall be personally liable for any obligation incurred under this Agreement.

ARTICLE IX

Section 9.1

Regulation AB Compliance; Intent of the Parties; Reasonableness. The parties hereto acknowledge that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agree to comply with requests made by the Depositor, Issuer or the Servicer in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with the Issuer, the parties hereto shall cooperate fully with the Depositor, the Issuer and the Servicer to deliver to the Depositor and/or the Servicer any and all statements, reports, certifications, records and any other information available to such party and reasonably necessary in the good faith determination of the Depositor or the Servicer to permit the Depositor or the Administrator, on behalf of the Issuer, to comply with the provisions of Regulation AB, together with such disclosures reasonably believed by the Depositor and/or the Servicer to be necessary in order to effect such compliance.

Section 9.2

Reporting Requirements.

(a)

If so requested by the Administrator, on behalf of the Issuer, for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Administrator shall  (i) notify the Issuer, in writing of any material litigation or governmental proceedings pending against the Administrator and (ii) provide to the Issuer, a description of such proceedings, affiliations or relationships.

(b)

As a condition to the succession as Administrator by any Person as permitted by Section 4.3 hereof the successor administrator shall provide to the Administrator, on behalf of the Issuer, at least 10 Business Days prior to the effective date of such succession or appointment, (x) written notice to the Administrator, on behalf of the Issuer, of such succession or appointment and (y) in writing all information in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of Notes.

(c)

In addition to such information as the Administrator, is obligated to provide pursuant to other provisions of this Agreement, the Administrator shall provide such information regarding the performance or servicing of the Trust Student Loans as is reasonably required to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB.  Such information shall be provided concurrently with the monthly reports otherwise required to be delivered by the Administrator under this Agreement, commencing with the first such report due hereunder.

Section 9.3

Auditor's Opinion; Other Annual Reports and Exchange Act Reporting.

(a) For so long as the Issuer is administered by the Administrator, the Administrator shall provide, or cause to be provided in the case of clause (iii), to the Issuer and the Depositor, no later than [March 5] of each year or if such day is not a Business Day, the next Business Day (with a [10] calendar day cure period, but in no event later than [March 15]), commencing in March 20__, the following:

(i) a report (in form and substance reasonably satisfactory to the Issuer and the Depositor) regarding the Administrator 's assessment of compliance with the Servicing Criteria applicable to it during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Issuer and the Depositor and signed by an authorized officer of the Administrator, and shall address, at a minimum, each of the Servicing Criteria applicable to the Administrator, as specified in the table in Attachment [A]; and

(ii) a report of a registered public accounting firm reasonably acceptable to the Issuer and the Depositor that attests to, and reports on, the assessment of compliance made by the Administrator and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act. If requested by the Issuer or the Depositor, such report shall contain or be accompanied by a consent of such accounting firm to inclusion or incorporation of such report in the Depositor's Registration Statement on Form S-3 relating to the Notes and the Trust's Form 10-K.

(b)

On or before [March 5] of each calendar year or if such day is not a Business Day, the next Business Day (with a [10] calendar day cure period, but in no event later than [March 15]), commencing in March 20__, the Administrator shall deliver to the Issuer and the Depositor a certificate signed by an authorized officer of the Administrator, for the benefit of the Issuer and the Depositor and their respective officers, directors and affiliates in the event that the Issuer or Depositor is required under the Indenture to file a Sarbanes-Oxley Certification directly with the Commission in connection with the securitization of the Trust Student Loans (the "Transaction"), a certification in the form attached hereto as Attachment [B].

The foregoing certification shall also be given upon thirty (30) days written request by the Issuer the Depositor in connection with any additional Sarbanes-Oxley Certifications directly filed by the Issuer or the Depositor involving the Trust Student Loans. The Administrator acknowledges that the Issuer or the Depositor may rely on the certification provided by the Administrator pursuant to this Section 9.3(b) in signing a Sarbanes-Oxley Certification and filing such with the Commission. Neither the Issuer or the Depositor will request delivery of a certification under this Section 9.3(b) unless the Depositor is required under the Exchange Act to file an annual report on Form 10-K with respect to the Transaction.

(c)

On or before [March 5] of each calendar year or if such day is not a Business Day, the next Business Day (with a [10] calendar day cure period, but in no event later than [March 15]), commencing in March 20__, the Administrator shall (i) deliver to the Issuer and the Depositor a statement of compliance addressed to the Issuer and the Depositor and signed by an authorized officer of the Administrator, to the effect that (A) a review of the Administrator 's activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under this Agreement during such period has been made under such officer's supervision, and (B) to the best of such officers' knowledge, based on such review, the Administrator has fulfilled all of its obligations under this Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

(d)

For so long as the Issuer is administered by the Administrator, the Administrator shall provide to the Issuer and the Depositor, no later than [March 5] of each year or if such day is not a Business Day, the next Business Day (with a [10] calendar day cure period, but in no event later than [March 15]), commencing in March 20__, financial statements for the most recently closed fiscal year, together with an unqualified opinion thereon of an independent certified public accountant who is a member of the American Institute of Certified Public Accountants, unless the both the Issuer and the Depositor, in their reasonable discretion, decide to waive this requirement regarding qualification.

(e)

Within [five (5)] calendar days after a Distribution Date, the Administrator shall provide to the Issuer and the Depositor, to the extent known, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Issuer, the Depositor and the Administrator, the form and substance of any Additional Form 10-D Disclosure applicable to the Administrator, as indicated in the table in Exhibit [E] to the Servicing Agreement. The Administrator acknowledges that the timely preparation and filing of Form 10-D by the Issuer is contingent upon the Administrator strictly observing all applicable deadlines in the performance of its duties under this Section 9.3(e).

(f)

No later than [March 5] (with a [10] calendar day cure period, but in no event later than [March 15]) of each year that the Issuer is subject to the Exchange Act reporting requirements, commencing in March 20__, the Administrator shall provide to the Issuer and the Depositor, to the extent known, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Issuer, the Depositor and the Administrator, the form and substance of any Additional Form 10-K Disclosure applicable to the Administrator, as indicated in the table in Exhibit [F] to the Servicing Agreement. The Administrator acknowledges that the timely preparation and filing of Form 10-K by the Issuer is contingent upon the Administrator strictly observing all applicable deadlines in the performance of its duties under this Section 9.3(f).

(g)

For so long as the Issuer is subject to the Exchange Act reporting requirements, no later than the end of business on the second Business Day after the occurrence of a Reportable Event applicable to the Administrator, the Administrator shall provide to the Issuer and the Depositor, to the extent known, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Issuer, the Depositor and the Administrator, the form and substance of any Form 8-K Disclosure Information applicable to the Administrator, as indicated in the table in Attachment [G] to the Servicing Agreement. The Administrator acknowledges that timely preparation and filing of Form 8-K by the Issuer is contingent upon the Administrator strictly observing all applicable deadlines in the performance of its duties under this Section 9.3(g).

(h)

The Administrator shall indemnify the Issuer, each broker dealer acting as underwriter or initial purchaser, each Person who controls any of such parties and the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the respective present and former directors, officers, employees and agents of each of the foregoing and of the Depositor (each such entity, a "Administrator Information Indemnified Party"), and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i) (A) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, accountants' letter or other material provided in written or electronic form under Section 9.3 hereof by or on behalf of the Administrator (the "Administrator Information"), or (B) the omission or alleged omission to state in the Administrator Information a material fact required to be stated in the Administrator Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Administrator Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Administrator Information or any portion thereof is presented together with or separately from such other information;

(ii) any failure by the Administrator to deliver any information, report, certification, accountants' letter or other material when and as required under Section 9.3; or

(iii) any breach by the Administrator of a representation or warranty set forth in Section 4.1.

In the case of any failure of performance described in clause (ii) of this Section, the Administrator shall promptly reimburse the Issuer and the Depositor, as applicable, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants' letter or other material not delivered as required by the Administrator. If the indemnification provided for herein is unavailable to hold harmless any Administrator Information Indemnified Party, then the Administrator agrees that it shall contribute to the amount paid or payable by such Administrator Information Indemnified Party as a result of the losses, claims, damages or liabilities of such Administrator Information Indemnified Party in such proportion as is appropriate to reflect the relative fault of such Administrator Information Indemnified Party on the one hand and the Administrator on the other in connection with a breach of the Administrator's obligations under this Section 9.3 or the Administrator's negligence, bad faith or willful misconduct in connection therewith.

[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

WELLS FARGO BANK, N.A., as Administrator

By:  _____________________________

Name: ______________________

Title:   ______________________

WELLS FARGO BANK, N.A., as Servicer

By:  _____________________________

Name: ______________________

Title:   ______________________

WELLS FARGO STUDENT LOANS RECEIVABLES I, LLC, as Depositor

By:  _____________________________

Name: ______________________

Title:   ______________________

WELLS FARGO STUDENT LOAN TRUST 20__-_, as Issuer

By: [OWNER TRUSTEE], not in its individual capacity but solely as Owner Trustee

By:  _____________________________

Name: ______________________

Title:   ______________________

By: [INDENTURE TRUSTEE], not in its individual capacity but solely as Indenture Trustee

By:  _____________________________

Name: ______________________

Title:   ______________________

By:  _____________________________

Name: ______________________

Title:   ______________________

ATTACHMENT A

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by Wells Fargo Bank, N.A., as the Administrator, shall address, at a minimum, the criteria identified below (the “Applicable Servicing Criteria”):

Reference	Criteria	Applicability
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the Transaction Documents.	N/A
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	N/A
1122(d)(1)(iii)	Any requirements in the Transaction Documents to maintain a back-up servicer for the trust student loans are maintained.	N/A
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

N/A
Cash Collection and Administration
1122(d)(2)(i)

Payments on trust student loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the Transaction Documents.

N/A
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	N/A
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the Transaction Documents.

N/A
1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the Transaction Documents.

1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the Transaction Documents. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.
1122(d)(2)(vii)

 Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the Transaction Documents; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the Transaction Documents.

Investor Remittances and Reporting
1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the Transaction Documents and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the Transaction Documents; (B) provide information calculated in accordance with the terms specified in the Transaction Documents; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of student loans serviced by the Servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the Transaction Documents.
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the Transaction Documents.
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on student loans is maintained as required by the Transaction Documents or related student loan documents.	N/A
1122(d)(4)(ii)	Student loan and related documents are safeguarded as required by the Transaction Documents	N/A
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the Transaction Documents.
1122(d)(4)(iv)

Payments on student loans, including any payoffs, made in accordance with the related student loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the Transaction Documents, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related student loan documents.

N/A
1122(d)(4)(v)	The Servicer’s records regarding the student loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	N/A
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor’s student loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the Transaction Documents and related pool asset documents.

N/A
1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the Transaction Documents.

N/A
1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a student loan is delinquent in accordance with the Transaction Documents. Such records are maintained on at least a monthly basis, or such other period specified in the Transaction Documents, and describe the entity’s activities in monitoring delinquent student loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

N/A
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for student loans with variable rates are computed based on the related student loan documents.	N/A
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s student loan documents, on at least an annual basis, or such other period specified in the Transaction Documents; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable student loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related student loans, or such other number of days specified in the Transaction Documents.

N/A
1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the Transaction Documents.

N/A
1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

N/A
1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the Transaction Documents.	N/A
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the Transaction Documents.	N/A
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the Transaction Documents.

Date:

_________________________

WELLS FARGO BANK, N.A., as Administrator

By:

_____________________________

Name: ______________________

Title:   ______________________

ATTACHMENT B

FORM OF ANNUAL CERTIFICATION

Re:

The Administration Agreement dated as of __________, 20__ (the “Agreement”), among Wells Fargo Student Loans Receivables I, LLC, as Depositor, Wells Fargo Student Loan Trust 20__-_, as Issuer, Wells Fargo Bank, N.A., as Servicer, Wells Fargo Bank, N.A., as Administrator, and [INDENTURE TRUSTEE], as Indenture Trustee

I, ________________________________, the _______________________ of Wells Fargo Bank, N.A. (the “Administrator”), certify to the Issuer, and its officers, with the knowledge and intent that they will rely upon this certification, that:

(1)

I have reviewed the servicer compliance statement of the Administrator provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Administrator’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Item 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Trust Student Loans by the Administrator during 20__ that were delivered by the Administrator to the Issuer pursuant to the Agreement (collectively, the “Company Servicing Information”);

(2)

Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

(3)

Based on my knowledge, all of the Company Servicing Information required to be provided by the Administrator under the Agreement has been provided to the Issuer;

(4)

I am responsible for reviewing the activities performed by the Administrator as administrator under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Administrator has fulfilled its obligations under the Agreement in all material respects; and

(5)

The Compliance Statement required to be delivered by the Administrator  pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Administrator pursuant to the Agreement, have been provided to the Issuer.  Any material instances of noncompliance described in such reports have been disclosed to the Issuer.  Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date:

_________________________

By:

_____________________________

Name: ______________________

Title:   ______________________